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                                                                    EXHIBIT 23.8

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-4 Prospectus (File No. 333-28085 and 333-28085-01) of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company of our reports (i) dated October 15, 1996, on our audit of the statement of Direct Revenue and Direct Operating Expenses of the Holiday Inn Miami Airport; (ii) dated February 19, 1997, on our audits of the consolidated financial statements of Wyndham Hotel Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994,
(iii) dated May 12, 1997 on our audit of the Combined Financial Statements of the Minneapolis Hotels as of and for the year ended December 31, 1996, (iv) dated June 27, 1997 on our audit of the Combined Statement of Direct Revenue and Direct Operating Expenses of the Met Life Hotels for the year ended December 31, 1996, and (v) dated September 8, 1997 on our audit of the Combined Financial Statements of the Snavoly Hotels as of and for the year ended December 31, 1996.

                                             /s/ Coopers & Lybrand, L.L.P.

Dallas, Texas
October 30, 1997